U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              Amendment No. 10 to
                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            NATCO INTERNATIONAL INC.,
                             a Delaware corporation
             (Exact name of registrant as specified in its charter)

Commission Registration Number  333-91190

         DELAWARE                            3011 & 3479                      98-0234680
         --------                            -----------                      ----------
(State or other jurisdiction       (Primary Standard Industrial   (I.R.S. Employer Identification No.)
of incorporation or organization)   Classification Code Number)
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     200, 13018 - 80"' Avenue, Surrey, British Columbia, Canada     V3W 3B2
     ----------------------------------------------------------     -------
     (Address of registrant's principal executive offices)         (Zip Code)

                                  604-507-6657
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Raj-Mohinder S. Gurm
        200, 13018 - 80"' Avenue, Surrey, British Columbia, Canada V3W 3B2
        ------------------------------------------------------------------
          (Name, Address and Telephone Number of the Agent for Service)

                                   copies to :


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]_________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
   [ ]___________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
   [ ]__________

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
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Title of each class               Amount          Proposed Maximum offering        Proposed Max            Amount of
to be                         of securities          price per share            Aggregate offering     Registration Fee
registered                   to be Registered                                          Price
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
Common Stock, issued in
  private offerings $.001
  par value                     3,417,852(1)           $.25(2)                    $  854,463(1)            $ 78.61
-----------------------------------------------------------------------------------------------------------------------
Total                           3,417,852                                         $  854,463               $ 78.61
-----------------------------------------------------------------------------------------------------------------------

 (1) Common Stock being sold by selling shareholders by agreement with Natco International must be sold at $.25/share until such time as said Shareholders are notified by Natco that the shares are quoted on the OTC Bulletin Board (or other specified market) and thereafter the shares can be sold at prevailing market prices or privately negotiated prices for the period this Registration Statement remains effective. The registration as to selling shareholders is expected to be terminated by August 31, 2005, as they should then be eligible to utilize Rule 144(k) for resale subject to the terms thereof. No national Securities Exchange lists the securities we are offering at this time.
(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average anticipated sale price of the shares. There is currently no public market of our stock and the proposed maximum price is based upon our best estimate of how the market will respond when our stock is available for trading.

The registrant hereby amends this registration statement on such date or dates as may be nessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                 SIGNATURE

   In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Vancouver, province of British Columbia, Canada on May 6, 2005.


                                            Natco International, Inc.
                                            By: /s/ Raj-Mohinder S. Gurm
                                            ------------------------------------
                                            Name: Raj-Mohinder S. Gurm
                                            Title Chief Executive Officer & CFO



   Pursuant to the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Raj-Mohinder S. Gurm
-------------------------------------------------------------
Director, Chief Executive Officer and Chief Financial Officer

/s/John H. Rennie
-------------------------
Director, Secretary

/s/Gerry Podersky-Cannon
-------------------------
Director

/s/Stephen Sleigh
-------------------------
Director, Controller